Exhibit 10.109


                      COLLATERAL ASSIGNMENT OF INSURANCE


      HRB RIG CORPORATION, an Oklahoma corporation (hereinafter called the "Assignor"), the owner of the United States registered offshore drilling rig HARVEY H. WARD (the "Rig"), in consideration of One Dollar ($1) lawful money of the United States of America and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has sold, assigned, transferred, set over, and granted a security interest, and by this instrument does sell, assign, transfer, set over and grant a security interest unto Wilmington Trust Company, not in its individual capacity but as Trustee for the Banks (as that term is defined in the Credit Agreement, as defined below) (hereinafter called the "Assignee") and unto the Assignee's successors and assigns, to it and its successors and assigns own proper use and benefit, and as collateral security for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations and liabilities of the Assignor, now existing or hereafter incurred, under, arising out of or in connection with any Credit Document (as that term is defined in the Credit Agreement, as defined below) to which it is a party and the due performance and compliance by the Assignor with the terms of each such Credit Document, all right, title and interest of the Assignor under, in and to the following (all of the following, collectively, the "Insurance Collateral"): (i) all insurances (including, without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs) in respect of the Rig, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, (ii) except as hereinafter provided, all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurances, (iii) all other rights of the Assignor under or in respect of said insurances and (iv) any proceeds of any of the foregoing. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Assignor shall remain liable under said insurances to perform all of the obligations assumed by it thereunder and the Assignee shall have no obligation or liability (including, without limitation, any obligation or liability with respect to the payment of premiums, calls or assessments) under said insurances by reason of or arising out of this instrument of assignment nor shall the Assignee be required or obligated in any manner to perform or fulfill any obligations of the Assignor under or pursuant to said insurances or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which or may have been assigned to it or to which it may be entitled hereunder at any time or times.

      This Assignment is made pursuant to the First Amendment, dated July 9, 1996, to the Credit Agreement, dated April 30, 1996 (as the same may be amended, modified or supplemented from time to time, the "Credit Agreement"), by and among Reading & Bates Corporation, Reading & Bates Drilling Co., the Banks (as defined therein) and Christiania Bank og Kreditkasse, New York Branch, as Agent.

      The Assignor hereby constitutes the Assignee and its successors and assigns, the Assignor's true and lawful attorney, with full power (in the name of the Assignor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of said insurances, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or institute any proceedings which the Assignee may deem to be necessary or advisable in the premises; provided, however, that the Assignee shall not take any action pursuant to the power granted by this paragraph unless an Event of Default under the Credit Agreement shall have occurred and be continuing. Such appointment of the Assignee as attorney is irrevocable and coupled with an interest.

      The Assignor hereby covenants and agrees to procure that notice of this Assignment, in the form of Annex I hereto, shall be duly given to all underwriters and that where the consent of any underwriter is required pursuant to any of the insurances assigned hereby, such consent shall be obtained and evidence thereof shall be given to the Assignee, and that there shall be duly endorsed upon all slips, cover notes, policies, certificates of entry or other instruments issued or to be issued in connection with the insurances assigned hereby such clauses as to additional named assured or loss payees set forth in Annex I hereto. In all cases, unless otherwise agreed in writing by the Assignee, such slips, cover notes, notices, certificates of entry or other instruments shall show the Assignee and the Banks as additional named assured and shall provide that there will be no recourse against the Assignee for payment of premiums, calls or assessments.

      The powers and authority to the Assignee herein have been given for a valuable consideration and are hereby declared to be irrevocable.

      The Assignor agrees that at any time and from time to time, upon the written, reasonable request of the Assignee, the Assignor will promptly and duly execute and deliver any and all such further instruments and documents as the Assignee may reasonably require in obtaining the full benefits of this Assignment and of the rights and powers herein granted.

      The Assignor hereby warrants and represents that it has not assigned or pledged, and hereby covenants that, without the prior written consent thereof of the Assignee, so long as this instrument of assignment shall remain in effect, it will not assign or pledge the whole or any part of the right, title and interest hereby assigned to anyone other than the Assignee, its successors or assigns, and it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of said insurances or this Assignment, or of any of the rights created by said insurances or this Assignment.

      All notices or other communications which are required to be made to the Assignee hereunder shall be made by airmail postage prepaid letter, telefax or by telex, confirmed by letter to:

                  Wilmington Trust Company
                  Rodney Square North
                  Wilmington, Delaware  19890
                  Attn:  Corporate Trust Division
                  Fax No.:  (302) 651-8882

                  With copies to:

                  Christiania Bank og Kreditkasse,
                  New York Branch
                  11 West 42nd Street
                  New York, New York 10036
                  Attn:  Hans Kjelsrud
                  Tel No.:  (212) 827-4814
                  Fax No.:  (212) 827-4888

                  Jennifer L. Janss, Esq.
                  Richard Layton & Finger
                  P.O. Box 551
                  Wilmington, Delaware  19899

or at such other address as any such party may designate by notice to the others.

      Any payments made pursuant to the terms hereof shall be made to such account as may, from time to time, be designated by the Assignee for distribution in accordance with the Vessel Trust Indenture, the Mortgages, the Credit Agreement and the other Credit Documents.

      THIS ASSIGNMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW. THE ASSIGNOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ASSIGNMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Assignor and the Assignee (with the consent of either the Required Banks (as defined in the Credit Agreement) or, to the extent required by Section 12.12 of the Credit Agreement, all of the Banks).

      In the event that the Insurance Collateral or any portion thereof is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Banks (or all the Banks, to the extent required by Section 12.12 of the Credit Agreement), the Assignee, at the request and expense of the Assignor, will duly assign, transfer and deliver to the Assignor (without recourse and with-out any representation or warranty) such of the Insurance Collateral (and releases therefor) as is then being (or has been) so sold or released and as may be in the possession of the Assignee and has not theretofore been released pursuant to this Assignment. At any time the Assignor desires that the Insurance Collateral or a portion thereof be released as provided in this paragraph, the Assignor shall deliver to the Assignee a certificate signed by an Authorized Officer (as defined in the Credit Agreement) stating that the release of the Insurance Collateral or portion thereof is permitted pursuant to this paragraph.

      The Assignor hereby authorizes the Assignee to execute and file Financing Statements (Form UCC-1) and amendments thereto as provided in
Article 9 of the Uniform Commercial Code.


      IN WITNESS WHEREOF, the Assignor has caused this Assignment to be duly executed the 9th day of July, 1996.


                                    HRB RIG CORPORATION


                                    By: ________________________
                                        Title:


                                                               ANNEX I
                                                                 to
                                                       Assignment of Insurances


                                 NOTICE OF ASSIGNMENT

          HRB Rig Corporation (the "Owner"), the owner of the United States flag offshore drilling rig Harvey H. Ward (the "Rig"), HEREBY GIVES NOTICE that by a Collateral Assignment of Insurance dated July 9, 1996 and made between the Owner and Wilmington Trust Company, as Trustee (the "Assignee") for itself and certain other Banks (the "Assignee"), the Owner assigned to the Assignee all of the Owner's right, title and interest in and to all insurances and the benefit of all insurances now or hereafter taken out in respect of the Rig. This Notice of Assignment and the Loss Payable Clauses attached hereto are to be indorsed on all policies and certificates of entry evidencing such insurance.


                                        HRB RIG CORPORATION



                                        By
                                           Title:


                           LOSS PAYABLE CLAUSES

                            Hull and War Risks


          Loss, if any, payable to Wilmington Trust Company, as Trustee for the Banks, for distribution by it to said Banks and to HRB Rig Corporation, Owner, as their respective interests may appear, or order, except that, unless Underwriters have been otherwise instructed by notice in writing from the Trustee, in the case of any loss involving any damage to the Rig or liability of the Rig, the Underwriters may pay directly for the repair, salvage, liability or other charges involved or, if the Owner of the Rig shall have repaired the damage and paid the cost thereof, or discharged the liability or paid the salvage or other charges, then the Underwriters may pay the Owner as reimbursement to the extent the Owner has paid the covered loss.

          In the event of an actual or constructive total loss or a compromised or arranged total loss or requisition of title, all insurance payment therefor shall be paid to the Trustee, for distribution by it in accordance with the terms of the first preferred United States mortgage relating to the Rig.


                             PROTECTION AND INDEMNITY

         Loss, if any, payable to Wilmington Trust Company, as Trustee for the Banks for distribution by it to the Banks and to HRB Rig
   Corporation, Owner, as their respective interests may appear, or order, except that, unless and until Underwriters have been otherwise instructed by notice in writing from the Trustee, any loss may be paid directly to the person to whom the liability covered by this insurance has been incurred, or to the Owner of the Rig to reimburse it for any loss, damage or expenses incurred by it and covered by this insurance, provided that in respect of any claim in excess of $1,000,000, the Underwriters shall have first received evidence that the liability insured against has been discharged.